CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Nicholas Financial, Inc. Equity Incentive Plan of our report dated June 29, 2006, with respect to the consolidated financial statements of Nicholas Financial, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended March 31, 2006, filed with the Securities and Exchange Commission.

/s/ Dixon Hughes PLLC

Atlanta, Georgia

May 24, 2007